UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2016

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 10, 2016, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") elected Abbie J. Smith, as Lead Director of the Corporation for a term of one (1) year, commencing May 10, 2016, or until her replacement is elected.  For her services as Lead Director, Ms. Smith will receive an annual retainer of $19,000 in addition to the annual retainer paid to Ms. Smith as a member of the Board.  Ms. Smith currently is a member of the Public Policy and Corporate Governance Committee of the Board, served, during the past year, as Lead Director and has been a Director of the Corporation since 2000.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board amended Section 3.03(a) of Article 3 of the Corporation's Amended and Restated Bylaws, as amended (the "Bylaws"), effective May 10, 2016, decreasing the number of directors serving on the Board from eleven (11) to nine (9). The full text of the Bylaws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 10, 2016, the Corporation held its 2016 Annual Meeting of Shareholders to: (i) elect two directors to the Board – each for a term of three years; (ii) ratify the selection of KPMG LLP by the Corporation's Audit Committee as the Corporation's independent registered public accountant for the fiscal year ending December 31, 2016; and (iii) hold an advisory vote to approve named executive officer compensation. As of March 11, 2016, the record date for the 2016 Annual Meeting, there were 44,385,124 outstanding shares of the Corporation's common stock eligible to vote.

Proposal No. 1 – Election of Directors. The Corporation's shareholders approved two nominees for election to the Board for a term expiring at the Corporation's 2019 Annual Meeting of Shareholders with votes as follows:

Director	% For[1]	For	Against	Abstain	Broker Non-Votes
Mary K.W. Jones	97.77%	35,141,887	566,355	232,116	4,919,549
Abbie J. Smith	96.68%	34,749,793	956,647	233,918	4,919,549
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1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

The Corporation's other Directors: (i) Stan A. Askren, Mary H. Bell and Ronald V. Waters, III continue to serve as directors for terms ending at the Corporation's 2018 Annual Meeting of Shareholders; and (ii) Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern continue to serve as directors for terms ending at the Corporation's 2017 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of KPMG LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2016. The Corporation's shareholders ratified the selection of KPMG LLP as the Corporation's independent registered public accountant for the fiscal year ending December 31, 2016 with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
98.88%	40,403,218	231,522	225,167	-0-
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation. The Corporation's shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its Named Executive Officers as disclosed in the Proxy Statement with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
95.55%	34,343,453	1,192,799	404,106	4,919,549
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Item 9.01    Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.        Description

3.1	Amended and Restated Bylaws of the Corporation, as amended on May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: May 13, 2016             By: /s/ Steven M. Bradford
Steven M. Bradford
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.        Description

3.1	Amended and Restated Bylaws of the Corporation, as amended on May 10, 2016.